STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT, dated as of April 6, 1998 (the "Agreement"), between Conseco, Inc., an Indiana corporation ("Parent"), and Green Tree Financial Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Marble Acquisition Corp., a newly formed Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for the merger of Sub with and into the Company;

                  WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company grant to Parent an option to purchase up to 26,668,399 authorized and unissued shares of Company Common Stock, upon the terms and subject to the conditions hereof; and

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company has agreed to grant Parent the requested option.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. The Option; Exercise; Adjustments. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase from time to time up to 26,668,399 authorized and unissued shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") upon the terms and subject to the conditions set forth herein (the "Optioned Shares"). Subject to the conditions set forth in Section 2, the Option may be exercised by Parent in whole or from time to time in part, at any time after the date hereof and prior to the termination of the Option in accordance with Section 19. In the event Parent wishes to exercise the Option, Parent shall send a written notice to the Company (the "Stock Exercise Notice") specifying the total number of Optioned Shares it wishes to purchase and a date (not later than 20 business days and not earlier than two business days from the date such notice is given) for the closing of such purchase (the "Closing Date"). Parent may revoke an exercise of the Option at any time prior to the Closing Date by written notice to the Company. In the event of any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Optioned Shares subject to the Option and the Exercise Price (as hereinafter defined) per Optioned Share shall be appropriately adjusted. In the event that any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Agreement), the number of Optioned Shares subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of Company Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).

                  2. Conditions to Exercise of Option and Delivery of Optioned Shares. (a) Parent's right to exercise the Option is subject to the following conditions that:

                 (i) Neither Parent nor Sub shall have breached any of its material obligations under the Merger Agreement or have terminated the Merger Agreement in violation of its terms;

                 (ii) No  preliminary  or permanent  injunction  or other  order issued by any federal or state court of competent jurisdiction in the United States invalidating the grant or prohibiting the exercise of the Option shall be in effect; and

                 (iii) One or  more of the following  events shall have occurred on or after the date hereof or Parent shall have become aware on or after the date hereof of the occurrence of any of the following:
             (A) any person, corporation, partnership, limited liability company, or other entity or group (such person, corporation, partnership or other entity or group being referred to hereinafter, singularly or collectively, as a "Person"), other than Parent or its affiliates, acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any new group is formed which beneficially owns 20% or more of the outstanding shares of Company Common Stock (other than a group which includes or may reasonably be deemed to include Parent or any of its affiliates); (C) any Person (other than Parent or its affiliates) shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Company Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of the Company, or other similar business combination involving the Company; (D) the Company enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary" of the Company (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the Securities and Exchange Commission (the "SEC")) or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of the Company or a significant subsidiary (other than the transactions contemplated by the Merger Agreement); (E) any Person (other than Parent or its affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company
             Common Stock which, together with all shares of Company Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (F) there is a public announcement with respect to a plan or intention by the Company or any Person, other than Parent or its affiliates, to effect any of the foregoing transactions. For purposes of this subparagraph (iii), the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and  regulations  promulgated  thereunder (the "Exchange Act").

                 (b) Parent's obligation to purchase the Optioned Shares following the exercise of the Option, and the Company's obligation to deliver the Optioned Shares, are subject to the conditions that:

                 (i) No  preliminary  or  permanent  injunction  or  other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect;

                 (ii) The  purchase of the Optioned Shares will not violate Rule
             10b-13 promulgated under the Exchange Act; and

                 (iii)   All    applicable    waiting    periods    under    the
             Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated.

                  3. Exercise Price for Optioned Shares. At any Closing Date, the Company will deliver to Parent a certificate or certificates representing the Optioned Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent will purchase the Optioned Shares from the Company at a price per Optioned Share equal to $52.93 (the "Exercise Price"), payable in Common Stock, no par value, of Parent (the "Parent Common Stock"), cash or a combination of Parent Common Stock or cash, in each case at Parent's option, as specified in the Stock Exercise Notice. Any cash payment made by Parent to the Company pursuant to this Agreement shall be made by wire transfer of federal funds to a bank designated by the Company or a check payable in immediately available funds. If Parent elects to pay the Exercise Price or a portion thereof in Parent Common Stock, the Parent Common Stock shall be valued at the average of the closing prices of the Parent Common Stock on the New York Stock Exchange for the five trading days immediately prior to the Closing Date. After payment of the Exercise Price for the Optioned Shares covered by the Stock Exercise Notice, the Option shall be deemed exercised to the extent of the Optioned Shares specified in the Stock Exercise Notice as of the date such Stock Exercise Notice is given to the Company. Notwithstanding anything to the contrary herein, the Exercise Price shall from time to time be adjusted so that in no event shall the Aggregate Spread Value, together with the Termination Fee (as defined in Section 5.7(c) of the Merger Agreement and as may be adjusted pursuant thereto), exceed $295,000,000 (it being understood that, if the Exercise Price has been increased from time to time as a result of this sentence, the Exercise Price shall from time to time be adjusted downward to the extent of any decrease in the price of the Company Common Stock). "Spread Value" with respect to an Optioned Share means the product obtained by multiplying (x) the excess, if any, of (i) the average of the closing prices on the New York Stock Exchange of the Company Common Stock during the five trading days immediately preceding the written notice of exercise (in the case of an Optioned Share previously exercised) or the date of determination (in the case of an Optioned Share as to which the Option has not yet been exercised) over (ii) the Exercise Price. The Aggregate Spread Value shall be the sum of the Spread Value of all Optioned Shares.

                  4. Representations and Warranties of the Company. The Company represents and warrants to Parent that (a) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; (b) the Company has taken all necessary corporate action to authorize and reserve the Optioned Shares for issuance upon exercise of the Option, and the Optioned Shares, when issued and delivered by the Company to Parent upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights; (c) except as otherwise required by the HSR Act, except for routine filings and subject to Section 7, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, approval or authorization of, or filing with, any person or public authority and will not violate or conflict with the Company's Certificate of Incorporation or Restated Bylaws, or result in the acceleration or termination of, or constitute a default under, any indenture, license, approval, agreement, understanding or other instrument, or any statute, rule, regulation, judgment, order or other restriction binding upon or applicable to the Company or any of its subsidiaries or any of their respective properties or assets; (d) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (e) the Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware, as amended, and neither Article 8 nor Article 9 of its Certificate of Incorporation will apply with respect to or as a result of the transactions contemplated hereby.

                  5. Representations and Warranties of Parent. Parent represents and warrants to the Company that (a) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent; and (b) Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Optioned Shares issuable upon the exercise thereof, for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), and will not sell or otherwise dispose of the Optioned Shares except pursuant to an effective registration statement under the Securities Act or a valid exemption from registration under the Securities Act.

                  6. The Closing. Any closing hereunder shall take place on the Closing Date specified by Parent in its Stock Exercise Notice pursuant to
Section 1 at 10:00 A.M., local time, or the first business day thereafter on which all of the conditions in Section 2 are met, at the principal executive office of the Company, or at such other time and place as the parties hereto may agree.

                  7. Filings Related to Optioned Shares. The Company will make such filings with the SEC and the National Association of Securities Dealers, Inc. as are required by the Exchange Act, and will use its best efforts to effect all necessary filings by the Company under the HSR Act and to list the Optioned Shares on the New York Stock Exchange.

                  8. Registration Rights. (a) If the Company effects any registration or registrations of shares of Company Common Stock under the Securities Act for its own account or for any other stockholder of the Company at any time after the exercise of the Option (other than a registration on Form S-4, Form S-8 or any successor forms), it will allow Parent to participate in such registration or registrations with respect to any or all of the Optioned Shares acquired upon the exercise of the Option; provided, however, that if the managing underwriters in such offering advise the Company that, in their written opinion, the number of Optioned Shares requested by Parent to be included in such registration exceeds the number of shares of Company Common Stock which can be sold in such offering, the Company may exclude from such registration all or a portion, as may be appropriate, of the Optioned Shares requested for inclusion by Parent.

                  (b) At any time after the exercise of the Option, upon the request of Parent, the Company will promptly file and use its best efforts to cause to be declared effective a registration statement under the Securities Act (and applicable Blue Sky statutes) with respect to any or all of the Optioned Shares acquired upon the exercise of the Option; provided, however, that the Company shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the effectiveness of each such registration statement, for a period not to exceed 90 days in the aggregate, if the commencement of such offering would, in the reasonable good faith judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or otherwise materially interfere with or materially adversely affect any pending or proposed offering of securities of the Company. In connection with any such registration requested by Parent, the costs of such registration shall be borne by the Company, and the Company and Parent each shall provide the other and any underwriters with customary indemnification and contribution agreements.

                  9. Optional Put. Prior to the termination of the Option in accordance with Section 19, if a Put Event has occurred, Parent shall have the right, upon three business days' prior written notice to the Company, to require the Company to purchase the Option from Parent (the "Put Right") at a cash purchase price (the "Put Price") equal to the product determined by multiplying
(A) the number of Optioned Shares as to which the Option has not yet been exercised by (B) the Spread (as defined below). As used herein, "Put Event" means the occurrence on or after the date hereof or Parent becoming aware on or after the date hereof of any of the following: (i) any Person (other than Parent or its affiliates) acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Company Common Stock or (ii) the Company consummates a merger or other business combination involving the Company or a "significant subsidiary" of the Company (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the SEC) or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of the Company or a significant subsidiary (other than the transactions contemplated by the Merger Agreement). As used herein, the term "Spread" shall mean the excess, if any, of
(i) the greater of (x) the highest price (in cash or fair market value of securities or other property) per share of Company Common Stock paid or to be paid within 12 months preceding the date of exercise of the Put Right for any shares of Company Common Stock beneficially owned by any Person who shall have acquired or become the beneficial owner of

30% or more of the outstanding shares of Company Common Stock after the date hereof or (y) the average of the closing prices on the New York Stock Exchange of the Company Common Stock during the five trading days immediately preceding the written notice of exercise of the Put Right over (ii) the Exercise Price. Notwithstanding anything herein to the contrary, in no event shall the aggregate Put Price, together with the Aggregate Spread Value of any Optioned Shares previously exercised and the amount of the Termination Fee (as defined in Section 5.7(c) of the Merger Agreement and as may be adjusted pursuant thereto) then payable, exceed $295,000,000.

                  10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise provided in
Section 8 or as specified in the Merger Agreement.

                  11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  12. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

         (a)      if to Parent or Sub, to

                                    Conseco, Inc.
                                    11825 North Pennsylvania Street
                                    Carmel, Indiana 46032
                                    Attention:  Stephen C. Hilbert
                                    Facsimile No.:  (317) 817-6327

                           with copies to:

                                    Conseco, Inc.
                                    11825 North Pennsylvania Street
                                    Carmel, Indiana 46032
                                    Attention:  John J. Sabl, Esq.
                                    Facsimile No.:  (317) 817-6327

                             and

                                    Sidley & Austin
                                    One First National Plaza
                                    Chicago, Illinois  60603

                                    Attention:  Thomas A. Cole, Esq.
                                                      Paul L. Choi, Esq.
                                    Facsimile No.:  (312) 853-7036

                  (b)      if to the Company, to

                                    Green Tree Financial Corporation
                                    1100 Landmark Towers
                                    345 St. Peter Street
                                    St. Paul, Minnesota 55102
                                    Attention:  Lawrence M. Coss
                                    Facsimile No.:  (612) 293-3646

                           with a copy to:

                                    Dorsey & Whitney LLP
                                    Pillsbury Center South
                                    220 South Sixth Street
                                    Minneapolis, Minnesota 55402
                                    Attention:  William B. Payne, Esq.
                                    Facsimile No.:  (612) 340-8738

                  13. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent or the Company, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  14. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

                  15. Assignment. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party hereto, except that Parent may, without a written consent, assign its rights and delegate its obligations hereunder in whole or in part to one or more of its direct or indirect wholly owned subsidiaries.

                  16. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

                  17. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

                  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

                  19. Termination. This Agreement and the Option shall terminate upon the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, the Option shall not terminate pursuant to clause (ii) immediately above if (A) the Merger Agreement is terminated by Parent pursuant to Section 7.1(b) or (c) thereof or (B) the Merger Agreement is terminated by Parent or the Company pursuant to Section 7.1(e), (g), or (h) thereof.

                  20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                  IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                           CONSECO, INC.


                                           By:  /s/ Stephen C. Hilbert
                                                --------------------------------
                                                 Name:  Stephen C. Hilbert
                                                 Title:  Chairman, President and
                                                         Chief Executive Officer



                                           GREEN TREE FINANCIAL CORPORATION



                                            By:  /s/ Lawrence M. Coss
                                                 -------------------------------
                                                 Name:  Lawrence M. Coss
                                                 Title:  Chairman and Chief
                                                         Executive Officer